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1 July 1999

Mr AR Thomas
10 Citron Avenue
North Balwyn   VIC   3104
Australia

Dear Roland:

RE: MOLDFLOW PTY LTD - SERVICE AGREEMENT DATED 1 JULY 1994, AS AMENDED ON 30 JUNE 1997

It is the intention of the parties to modify the abovementioned agreement. Therefore, in accordance with Section 22 of the agreement, this letter shall hereby amend the Service Agreement effective 1 July 1999 as follows:

         The time for payment by Moldflow of the amount due in accordance with paragraph 2.1(b) of the Remuneration Schedule as it relates to Section 5 of the Agreement shall be extended to 1 July, 2000 or earlier upon agreement of the parties.

         For clarity, this modification is not intended to otherwise change the terms of the agreement with respect to obligations surviving termination, nor to further extend the Initial Period of Employment under the contract.

Kindly indicate your acceptance of these terms by signing and returning to me the attached copy of this letter.

Yours sincerely,
MOLDFLOW PTY LTD

/s/ Suzanne Rogers
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Suzanne E Rogers
Company Secretary
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I, AR Thomas agree to accept this amendment to the Service Agreement dated 1
July 1994, as amended on 30 June 1997, in accordance with the terms set out above.

Signed:  /s/ Roland Thomas
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Date:    17th Aug. 1999
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